UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

TEXAS REPUBLIC CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-55621	45-5311713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Ste A120 Austin, Texas 78738
(Address, including zip code, of principal executive offices)

(512) 330-0099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par	-	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Texas Republic Capital Corporation held its 2024 Annual Meeting of Stockholders on May 7, 2024.  The number of shares of common stock present at the Annual Meeting was 8,001,926 or 51.45% of the shares of common stock outstanding on March 18, 2024, the record date for the Annual Meeting.  At the Annual Meeting, the following items were submitted to a vote of stockholders:

(1) All nominees were elected to serve on the Board of Directors pursuant to the following votes:

DIRECTOR	FOR	AGAINST	ABSTAIN
Gregg E. Zahn	7,991,726	10,200	0
Timothy R. Miller	7,991,726	10,200	0
William S. Lay	7,991,726	10,200	0
Steven D. Braley	7,991,726	10,200	0
David L. Cleavinger	7,891,726	110,200	0
Kenneth R. Davis	7,991,726	10,200	0
J. Pete Laney	7,991,726	10,200	0
Adrian G. McDonald, Jr	7,991,726	10,200	0
Alvie Joe Mitchell, Jr.	7,991,726	10,200	0
Gerald J. Kohout	7,991,726	10,200	0

(2) To ratify the appointment of Kerber, Eck & Braeckel LLP, as Texas Republic Capital Corporation’s independent registered public accounting firm for the year ending December 31, 2024.

The Company’s shareholders ratified the appointment of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The votes were cast as follows:

FOR	AGAINST	ABSTAIN
7,991,926	0	10,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REPUBLIC CAPITAL CORPORATION

Date: May 8, 2024	/s/ Timothy R. Miller
Timothy R. Miller, President